ASHLAND INC.
                         1995 PERFORMANCE UNIT PLAN
                       (As amended January 27, 1999)


1.       PURPOSE

         The purpose of this Ashland Inc. 1995 Performance Unit Plan (the "Plan") is to further the long-term profitable growth of Ashland by offering a long-term incentive in addition to current compensation to eligible employees who will be largely responsible for such growth to the benefit of the Ashland shareholders. It is expected that this plan will encourage such employees to remain with Ashland and will also encourage qualified persons to seek and accept employment with Ashland.

2.       DEFINITIONS

         Terms not otherwise defined herein shall have the following meanings:

         (a)      "Ashland" means Ashland Inc., its divisions and subsidiaries.

         (b) "Board" means the Board of Directors of Ashland Inc.

         (c) "Change in Control" shall be deemed to occur (1) upon the approval of the shareholders of Ashland (or if such approval is not required, upon the approval of the Board) of (A) any consolidation or merger of Ashland in which Ashland is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property other than a merger in which the holders of Common Stock immediately prior to the merger will have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger, (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of Ashland or (C) adoption of any plan or proposal for the liquidation or dissolution of Ashland, (2) when any "person" (as defined in Section 3(a)(9) or 13(d) of the Exchange Act), other than Ashland Inc. or any subsidiary or employee benefit plan or trust maintained by Ashland Inc. or any of its subsidiaries, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 15% of the Common Stock outstanding at the time, without the approval of the Board, or (3) if at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by Ashland's shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

         (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (e) "Committee" means the Personnel and Compensation Committee of the Board.

         (f) "Common Stock" means the common stock, $1.00 par value, of Ashland Inc.

         (g) "Employee" means an employee selected for participation in the Plan as set forth in Section 5.

         (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (i) "Fair Market Value" means, as of any specified date (or, if a weekend or holiday, the next preceding business day), the closing price of a share of Common Stock, as reported on the Composite Tape for New York Stock Exchange issues.

         (j) "Participant" means any Employee who receives a Performance Unit Award under the Plan for a Performance Period.

         (k) "Performance Goals" mean performance goals as may be established in writing by the Committee which may be based on earnings, stock price, return on equity, return on investment, total return to shareholders, economic value added, debt rating or achievement of business or operational goals, such as drilling or exploration targets or profit per barrel. Such goals may be absolute in their terms or measured against or in relationship to other companies comparably or otherwise situated. Such performance goals may be particular to an Employee or the division, department, branch, line of business, subsidiary or other unit in which the Employee works and/or may be based on the performance of Ashland generally.

         (l) "Performance Period" means the period of time designated by the Committee applicable to a Performance Unit Award during which the Performance Goals shall be measured.

         (m) "Performance Unit Award" means an award made pursuant to the provisions of this Plan, the payment of which is contingent upon attainment of Performance Goals.

3.       SHARES: ADJUSTMENTS IN THE EVENT OF CHANGES IN CAPITALIZATION

         (a) Shares Authorized for Issuance. There shall be reserved for issuance under the Plan 2,200,000 shares of Common Stock, subject to adjustment pursuant to subsection (b) below. Such shares shall be authorized but unissued shares of Common Stock.

         (b) Adjustments in Certain Events. In the event of any change in the outstanding Common Stock by reason of any stock split, share dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange or reclassification of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, or any distribution to common shareholders other than cash dividends, the number or kind of shares that may be issued under the Plan shall be automatically adjusted to that the proportionate interest of the Employees shall be maintained as before the occurrence of such event.

4.       ADMINISTRATION

         Subject to the express provisions of this Plan, the Committee shall have full authority to construe, interpret and administer this Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to make Performance Unit Awards, to determine the terms, provisions and conditions of the respective Performance Unit Awards (which need not be identical) and to make all other determinations necessary or advisable for the Plan's administration. Decisions of the Committee shall be final, conclusive and binding upon all parties.

5.       ELIGIBILITY

         Performance Unit Awards may be made only to regular, full-time, salaried employees of Ashland as selected by the Committee. Any Employee may receive one or more Performance Unit Awards as the Committee shall from time to time determine, and such determinations may be different as to different Employees and may vary as to different awards. Nothing contained in this Plan shall be construed to limit the right of Ashland to grant other forms of incentive compensation otherwise than under this Plan. The Plan or the receipt of a Performance Unit Award shall not confer on any individual any right to continue in the employ of Ashland or interfere in any way with the right of Ashland to terminate his or her employment at any time, with or without cause, despite the fact that such termination may have an adverse impact on the Participant's receipt of payment of a Performance Unit Award.

6.       PERFORMANCE UNIT AWARDS

         (a) The Performance Goals and Performance Period applicable to a Performance Unit Award shall be set forth in writing by the Committee no later than 120 days after the commencement of the Performance Period and shall be communicated to the Employee. The Committee shall have the discretion to later revise the Performance Goals solely for the purpose of reducing or eliminating the amount of compensation otherwise payable upon attainment of the Performance Goals; provided that the Performance Goals and the amounts payable upon attainment of the Performance Goals may be adjusted during any Performance Period to reflect promotions, transfers or other changes in an Employee's employment so long as such changes are consistent with the Performance Goals established for other Employees in the same or similar positions.

         (b) In making a Performance Unit Award, the Committee may take into account an Employee's responsibility level, performance, cash compensation level, incentive compensation awards and such other considerations as it deems appropriate. Each Performance Unit Award shall be established in dollars or shares of Common Stock, or a combination of both, as determined by the Committee, and shall be based on the Employee's base salary on the date of the Performance Unit Award. The original amount of any Performance Unit Award shall not exceed 400% of the Employee's then annual base salary; the amount paid out upon meeting the Performance Goals shall not exceed the amount of such Performance Unit Award; and the total amount of all Performance Unit Awards for a Performance Period shall not exceed 2% of shareholders' equity as shown in Ashland's Annual Report to Shareholders at the end of the fiscal year next preceding the commencement of such Performance Period. In determining the amount of any Performance Unit Award made, in whole or in part, in shares of Common Stock, the value thereof shall be based on the Fair Market Value on the first day of the Performance Period or on such other date as the Board shall determine.

         (c) A Performance Unit Award shall terminate for all purposes if the Employee does not remain continuously employed and in good standing with Ashland until payment of such Performance Unit Award. An Employee (or his or her beneficiaries or estate) whose employment was terminated because of death, disability or retirement will receive a pro rata portion of the payment of his or her award based upon the portion of the Performance Period during which he or she was so employed so long as the Performance Goals are subsequently achieved.

         (d) Payment with respect to Performance Unit Awards will be made to Employees on a date or dates fixed by the Committee. The amount of such payment shall be determined by the Committee and shall be based on the original amount of such Performance Unit Award adjusted to reflect the attainment of the Performance Goals during the Performance Period. Payment may be made in one or more installments and may be made wholly in cash, wholly in shares of Common Stock or partly in cash and partly in such shares, all at the discretion of the Committee.

         In addition, Employees may be offered the opportunity to defer the receipt of payment of a Performance Unit Award. Common Stock may be granted
(i) as a bonus for deferral, or (ii) as a bonus for retaining for a specified period of time, Common Stock received in payment of a Performance Unit Award, all under such terms as may be established by the Committee from time to time. Notwithstanding, in no event shall the value of the Common Stock granted as a bonus for deferral or retention exceed 20% of the value of the Performance Unit Award so deferred or retained. Any and all payments made under the Plan shall be subject to the applicable federal, state or local taxes required by law to be withheld.

         If payment of a Performance Unit Award established in dollars is to be made in shares of Common Stock or partly in such shares, the number of shares of Common Stock to be delivered to an Employee on any payment date shall be determined by dividing (x) the amount payable by (y) the Fair Market Value on the date the Board approves the Committee's decision to pay the Performance Unit Award or on such other date as the Board shall determine.
         If payment of a Performance Unit Award established in shares of Common Stock is to be made in cash or partly in cash, the amount of cash to be paid to an Employee on any payment date shall be determined by multiplying (x) the number of shares of Common Stock to be paid in cash on such payment date with respect to such Performance Unit Award, by (y) the Fair Market Value on the date the Board approves the Committee's decision to pay the Performance Unit Award or on such other date as the Board shall determine. Any payment may be subject to such restrictions and conditions as the Committee may determine.

7.       NONTRANSFERABILITY AND NO SHAREHOLDER RIGHTS

         The right to receive payment of a Performance Unit Award shall not be assigned or transferred in whole or in part, either directly or by operation of law or otherwise (except by will or the laws of descent and distribution) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or any other manner. The holder of a Performance Unit Award payable in whole or in part in shares of Common Stock shall have none of the rights of a shareholder with respect to such award until shares of Common Stock shall have been registered in the name of the person or persons receiving payment of such award on the transfer books of Ashland upon such payment.

8.       CHANGE IN CONTROL

         Upon a Change in Control, in order to maintain a Participant's rights under the Plan, there shall be an acceleration of any Performance Period relating to any Performance Unit Award, and payment of any Performance Unit Award shall be made in cash as soon as practicable after such Change in Control based upon achievement of the Performance Goals applicable to such award up to the date of the Change in Control. If such Performance Unit Award was established in shares of Common Stock, the amount of cash to be paid to an Employee with respect to the Performance Unit Award shall be determined by multiplying (x) the number of shares of Common Stock relating to such Performance Unit Award, by (y) the Fair
Market Value on the date of the Change in Control. Further, Ashland's obligation with respect to such Performance Unit Award shall be assumed, or new obligations substituted therefor, by the acquiring or surviving corporation after such Change in Control. In addition, prior to the date of such Change in Control, the Committee, in its sole judgment may make adjustment to any Performance Unit Award as may be appropriate to reflect such Change in Control.



9.       GOVERNING LAW

         The provisions of this Plan shall be interpreted and construed in accordance with the laws of the Commonwealth of Kentucky.

10.      AMENDMENT AND TERMINATION

         The Plan shall be submitted to the shareholders for approval and adoption on January 26, 1995 or such other date fixed for the next meeting of shareholders or any adjournment or postponement thereof. Upon shareholder approval, the Plan will become effective as of October 1, 1994. Unless terminated sooner by the Committee, to the extent necessary to ensure that Performance Unit Award payments be deductible under the Code, this Plan shall terminate on, and no Performance Unit Awards shall be granted after, the first meeting of shareholders occurring in calendar year 2000. Termination of the Plan shall not affect any awards made hereunder which are outstanding on the date of termination and such awards shall continue to be subject to the terms of the Plan notwithstanding its termination. The Committee may amend, alter or terminate this Plan at any time without the prior approval of the Board; provided, however, that the Committee may not, without approval by the Board and the shareholders:

         (i) increase the amount of securities that may be issued under the Plan (except as provided in Section 3(b));

         (ii) materially modify the requirements as to eligibility for participation in the Plan; or

         (iii) otherwise materially increase the benefits accruing the Employees under the Plan.